Exhibit (h)(2)(vi)

Exhibit A

Schedule to Administration Agreement

as of November 1, 2009

	Fee Rate*:
	Institutional and Administrative Classes			Classes A, B & C
Fund	Core Expenses**	Other	Total	Core Expenses**	Other	Total
Allianz CCM Capital Appreciation	0.10%	0.20%	0.30%	0.10%	0.30%	0.40%
Allianz CCM Emerging Companies	0.10	0.20	0.30	n/a	n/a	n/a
Allianz CCM Focused Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz CCM Mid-Cap	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NACM Emerging Markets Opportunities	0.15	0.25	0.40	0.15	0.35	0.50
Allianz NACM Global	0.15	0.20	0.35	0.15	0.30	0.45
Allianz NACM Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NACM Income & Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NACM International	0.15	0.25	0.40	0.15	0.35	0.50
Allianz NACM Mid-Cap Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NACM Pacific Rim	0.15	0.25	0.40	0.15	0.35	0.50
Allianz NFJ All-Cap Value (formerly Allianz NACM Flex-Cap Value)	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ Dividend Value	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.25	0.40	0.15	0.35	0.50
Allianz NFJ Large-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ Mid-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ Renaissance	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40

	Fee Rate*:
	Institutional and Administrative Classes			Classes A, B & C
Fund	Core Expenses**	Other	Total	Core Expenses**	Other	Total
Allianz OCC Growth (formerly Allianz PEA Growth)	0.10	0.20	0.30	0.10	0.30	0.40
Allianz OCC Opportunity (formerly Allianz PEA Opportunity)	0.10	0.20	0.30	0.10	0.30	0.40
Allianz OCC Target (formerly Allianz PEA Target)	0.10	0.20	0.30	0.10	0.30	0.40
Allianz RCM Disciplined International Equity	0.15	0.25	0.40	0.15	0.35	0.50
Allianz RCM Global Resources	0.15	0.20	0.35	0.15	0.30	0.45
Allianz RCM Global Small-Cap	0.15	0.20	0.35	0.15	0.30	0.45
Allianz RCM Large-Cap Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.20	0.30	0.10	0.30	0.40
Allianz RCM Strategic Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz RCM Technology (formerly Allianz RCM Global Technology)	0.15	0.15	0.30	0.15	0.25	0.40
Allianz RCM Wellness (formerly Allianz RCM Healthcare)	n/a	n/a	n/a	0.15	0.25	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

Not all Funds offer each share class listed above.

	Class P Shares – Fee Rate*
Fund	Core Expenses**	Other	Total
Allianz CCM Capital Appreciation	0.10%	0.30%	0.40%
Allianz CCM Focused Growth	0.10	0.30	0.40
Allianz CCM Mid-Cap	0.10	0.30	0.40
Allianz NACM Emerging Markets Opportunities	0.15	0.35	0.50

	Class P Shares – Fee Rate*
Fund	Core Expenses**	Other	Total
Allianz NACM Global	0.15	0.30	0.45
Allianz NACM Growth	0.10	0.30	0.40
Allianz NACM Income & Growth	0.10	0.30	0.40
Allianz NACM International	0.15	0.35	0.50
Allianz NACM Mid-Cap Growth	0.10	0.30	0.40
Allianz NACM Pacific Rim	0.15	0.35	0.50
Allianz NFJ All-Cap Value (formerly Allianz NACM Flex-Cap Value)	0.10	0.30	0.40
Allianz NFJ Dividend Value	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.35	0.50
Allianz NFJ Large-Cap Value	0.10	0.30	0.40
Allianz NFJ Mid-Cap Value	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.30	0.40
Allianz OCC Growth (formerly Allianz PEA Growth)	0.10	0.30	0.40
Allianz OCC Opportunity (formerly Allianz PEA Opportunity)	0.10	0.30	0.40
Allianz OCC Target (formerly Allianz PEA Target)	0.10	0.30	0.40
Allianz RCM Global Resources	0.15	0.30	0.45
Allianz RCM Global Small-Cap	0.15	0.30	0.45
Allianz RCM Large-Cap Growth	0.10	0.30	0.40
Allianz RCM Strategic Growth	0.10	0.30	0.40
Allianz RCM Technology (formerly Allianz RCM Global Technology)	0.15	0.25	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class D Shares – Fee Rate*
Fund	Core Expenses**	Other	Total
Allianz CCM Capital Appreciation	0.10%	0.55%	0.65%
Allianz CCM Focused Growth	0.10	0.55	0.65
Allianz CCM Mid-Cap	0.10	0.55	0.65
Allianz NACM Emerging Markets Opportunities	0.15	0.60	0.75
Allianz NACM Global	0.15	0.55	0.70
Allianz NACM Growth	0.10	0.55	0.65
Allianz NACM Income & Growth	0.10	0.55	0.65
Allianz NACM International	0.15	0.60	0.75
Allianz NACM Mid-Cap Growth	0.10	0.55	0.65
Allianz NACM Pacific Rim	0.15	0.60	0.75
Allianz NFJ All-Cap Value (formerly Allianz NACM Flex-Cap Value)	0.10	0.55	0.65

	Class D Shares – Fee Rate*
Fund	Core Expenses**	Other	Total
Allianz NFJ Dividend Value	0.10	0.55	0.65
Allianz NFJ International Value	0.15	0.60	0.75
Allianz NFJ Large-Cap Value	0.10	0.55	0.65
Allianz NFJ Mid-Cap Value	0.10	0.55	0.65
Allianz NFJ Renaissance	0.10	0.55	0.65
Allianz NFJ Small-Cap Value	0.10	0.55	0.65
Allianz OCC Growth (formerly Allianz PEA Growth)	0.10	0.55	0.65
Allianz OCC Opportunity (formerly Allianz PEA Opportunity)	0.10	0.55	0.65
Allianz OCC Target (formerly Allianz PEA Target)	0.10	0.55	0.65
Allianz RCM Disciplined International Equity	0.15	0.60	0.75
Allianz RCM Global Resources	0.15	0.55	0.70
Allianz RCM Global Small-Cap	0.15	0.55	0.70
Allianz RCM Large-Cap Growth	0.10	0.55	0.65
Allianz RCM Mid-Cap	0.10	0.55	0.65
Allianz RCM Strategic Growth	0.10	0.55	0.65
Allianz RCM Technology (formerly Allianz RCM Global Technology)	0.15	0.55	0.65
Allianz RCM Wellness (formerly Allianz RCM Healthcare)	0.15	0.55	0.65

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below. Fee rates in the columns captioned “Other” and “Total” include 0.25% disclosed in each Fund’s Prospectus Fund Summary under the column heading “Distribution and/or Service (12b-1) Fees.”

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class R Shares – Fee Rate*
Fund	Core Expenses**	Other	Total
Allianz CCM Capital Appreciation	0.10%	0.30%	0.40%
Allianz CCM Mid-Cap	0.10	0.30	0.40
Allianz NACM Global	0.15	0.30	0.45
Allianz NACM International	0.15	0.35	0.50
Allianz NFJ Dividend Value	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.35	0.50
Allianz NFJ Large-Cap Value	0.10	0.30	0.40
Allianz NFJ Renaissance	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.30	0.40
Allianz OCC Growth (formerly Allianz PEA Growth)	0.10	0.30	0.40
Allianz OCC Opportunity Fund	0.10	0.30	0.40
Allianz RCM Large-Cap Growth	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

Breakpoints

Domestic Funds (Includes all Allianz Funds not listed under “Global Funds” or “International Funds” below):

The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

Global Funds (Allianz NACM Global, Allianz RCM Global Resources and Allianz RCM Global Small-Cap Funds):

The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

International Funds (Allianz NACM Emerging Markets Opportunities, Allianz NACM International, Allianz NACM Pacific Rim, Allianz NFJ International Value and Allianz RCM Disciplined International Equity Funds):

The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $250 million, by an additional 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on this 29th day of October, 2009.

ALLIANZ FUNDS

By:	/s/ E. Blake Moore, Jr.
Name: Title:	E. Blake Moore, Jr. President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Executive Vice President

[Signature Page – Exhibit A to Administration Agreement]